Exhibit 99.1
Coleman Cable, Inc. Announces Third-Quarter 2009 Financial Results
WAUKEGAN, Ill., November 5, 2009 — Coleman Cable, Inc. (NASDAQ: CCIX) (the “Company,” “Coleman,” “we,” “us,” or “our”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced third-quarter 2009 financial results.
• Adjusted earnings per share (AdjustedEPS) of $0.08 per diluted share
• Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) of $13.5 million
• Net income of $0.8 million, or $0.05 per diluted share
• Sales of $133.8 million
Management Comments
“We are pleased to report Adjusted EPS of $0.08 and Adjusted EBITDA of $13.5 million for the third quarter, which represents the third consecutive quarter of sequential improvement,” said Gary Yetman, president and CEO. “Our improved profitability on a sequential basis reflects in part the positive effect of recent cost reductions and capacity adjustments, the benefits of the seasonal uptick and increased demand levels within our Distribution segment, as well as the positive impact on profitability of our customer rationalization within our OEM segment.”
Mr. Yetman added, “While still significantly below 2008 levels, we are also encouraged by continued stability in our volumes, which, measured in total pounds shipped, increased 10.5 percent on a sequential basis from the second quarter of 2009. We continue to believe that the improvements we have made in our business during the past year have us well positioned to benefit as the U.S. economy rebounds.”
Mr. Yetman concluded, “Our outlook remains cautious, however, as we believe economic conditions will remain challenging in the near term, and our results are likely to continue to be impacted by pricing pressures resulting from excess industry capacity and weak overall demand. These issues may be more prevalent in the fourth quarter where, relative to other quarters, industry-wide demand levels have historically been lower. Additionally, our visibility of when we may experience a sustained period of volume growth remains limited. Factoring in a continuation of the demand trends seen in the third quarter, stability in copper prices, and higher revenue from our recently introduced industrial cable products, we expect fourth-quarter 2009 Adjusted EBITDA to be between $11.0 million and $14.0 million and Adjusted EPS to be between $0.01 and $0.10 per diluted share.”
Third-Quarter Financial Results Summary
For the third quarter of 2009, Coleman generated net income of $0.8 million, or $0.05 per diluted share, as compared to net income of $1.7 million, or $0.10 per diluted share, for the same period of 2008. The 2009 results include $1.7 million, or $(0.07) per diluted share, of restructuring charges, primarily lease and other holding costs related to facilities closed in 2008 and 2009, as well as expenses incurred relative to the closure of our East Longmeadow, Mass., manufacturing facility in May 2009, and our Oswego,

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New York, facility during the third quarter of 2009. Additionally, our third-quarter 2009 results included $0.3 million, or $(0.01) per diluted share, of asset impairment charges related to a property that is currently being held for sale. The Company’s third-quarter 2009 results also included $0.7 million, or $0.03 per diluted share, related to the favorable impact of foreign currency exchange rates on our Canadian subsidiary, and a pre-tax gain of $0.4 million, or $0.02 per diluted share, on the repurchase of $2.2 million in par value of the Company’s 9.875 percent Senior Notes at a discount to their par value. For the third quarter of 2008, net income included restructuring costs of $2.5 million, or $(0.09) per diluted share, primarily attributable to the integration of the Company’s 2007 acquisitions, and $1.6 million, or $(0.06) per diluted share, for a reserve established for an insurance claim we filed related to thefts at a since-closed facility.
Excluding the above-noted items, the decline in third-quarter 2009 earnings versus the same quarter last year primarily reflects lower overall sales demand. Coleman reported net sales of $133.8 million for the third quarter of 2009 compared to net sales of $270.7 million in the same period last year, a decrease of 50.6 percent. Volume (total pounds shipped) decreased 41.3 percent in the third quarter of 2009 compared to the same prior-year period. These declines reflect a significant contraction in demand across the Company’s business in the face of recessionary conditions, as well as the planned downsizing of Coleman’s OEM segment. The negative impact of lower sales demand on net income was partially offset by a significant improvement in the Company’s gross profit margin, reflecting in part a temporary margin expansion brought about by a relatively rapid rise in copper prices during the latter part of the third quarter of 2009 as well as improved gross margin within our OEM segment, lower selling, engineering, general and administrative expense, a decrease in intangible amortization expense, and reduced interest expense as a result of lower outstanding debt levels.
The Company’s total debt (net of cash) was reduced by $101.3 million from $327.8 million at September 30, 2008, to $226.5 million at September 30, 2009.
Non-GAAP Results
In an effort to better assist investors in understanding Coleman’s financial results, as part of this release, we also provide Adjusted Net Income, Adjusted EPS, and Adjusted EBITDA, all of which are measures not defined under accounting principles generally accepted in the United States (GAAP). Management believes these numbers are useful to investors in understanding the results of operations because they illustrate the impact that interest, taxes, depreciation, amortization, and other non-recurring and/or non-cash charges had on results. These terms are used in this release as they are calculated in the financial information set forth below.
Webcast
Coleman Cable has scheduled its conference call for Friday, November 6, 2009, at 10:00 a.m. Central time. Hosting the call will be Gary Yetman, president and CEO, and Richard Burger, executive vice president and CFO. A live broadcast of the Company’s conference call, along with accompanying visuals, will be available on-line through the Company’s Web site at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.
About Coleman Cable, Inc.
Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout the United States.
Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements may be

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identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results or performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Coleman Cable’s expectations include:
• fluctuations in the supply or price of copper and other raw materials;
• increased competition from other wire and cable manufacturers, including foreign manufacturers;
• pricing pressures causing margins to decrease;
• further adverse changes in general economic and capital market conditions;
• changes in the demand for Coleman Cable’s products by key customers;
• additional impairment charges related to our goodwill and long-lived assets;
• failure to identify, finance or integrate acquisitions;
• failure to accomplish integration activities on a timely basis;
• failure to achieve expected efficiencies in Coleman Cable’s manufacturing and integration activities;
• changes in the cost of labor or raw materials, including PVC and fuel costs;
• failure of customers to make expected purchases, including customers of acquired companies;
• unforeseen developments or expenses with respect to Coleman Cable’s business acquisition, integration and consolidation efforts; and
• other risks and uncertainties, including those described under “Item 1A. Risk Factors” in Coleman Cable’s most recent Annual Report on Form 10-K.
In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.
CCIX-G
Investor Contacts:
Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com
Financial Tables Follow

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COLEMAN CABLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Thousands, except per share date)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
NET SALES	$133,795	$270,712	$364,049	$790,775
COST OF GOODS SOLD	113,475	240,814	310,171	703,736

GROSS PROFIT	20,320	29,898	53,878	87,039
SELLING, ENGINEERING, GENERAL AND ADMINISTRATIVE EXPENSES	9,916	14,228	30,408	40,472

ASSET IMPAIRMENTS	300	—	69,798	—
INTANGIBLE ASSET AMORTIZATION	2,071	3,121	6,773	8,889
RESTRUCTURING CHARGES	1,692	2,504	4,049	5,515

OPERATING INCOME (LOSS)	6,341	10,045	(57,150)	32,163
INTEREST EXPENSE	6,242	7,211	19,014	22,545

GAIN ON REPURCHASE OF SENIOR NOTES	(385)	—	(3,285)	—
OTHER (INCOME) LOSS, NET	(674)	(56)	(1,068)	68

INCOME (LOSS) BEFORE INCOME TAXES	1,158	2,890	(71,811)	9,550
INCOME TAX EXPENSE (BENEFIT)	374	1,153	(8,125)	3,716

NET INCOME (LOSS)	$784	$1,737	$(63,686)	$5,834

EARNINGS (LOSS) PER COMMON SHARE DATA
NET INCOME (LOSS) PER SHARE
Basic	$0.05	$0.10	$(3.79)	$0.35
Diluted	0.05	0.10	(3.79)	0.35
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	16,809	16,787	16,809	16,787
Diluted	17,180	16,825	16,809	16,811

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COLEMAN CABLE, INC. AND SUBSIDIARIES
Non-GAAP Results
(Thousands)

	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009
	Adjusted Results

Income (loss) before income taxes, as reported	$2,890	$(51,520)	$(73,640)	$670	$1,158
Asset impairments	—	29,276	69,498	—	300
Restructuring charges	2,504	4,710	657	1,700	1,692
Gain on repurchase of debt	—	—	—	(2,900)	(385)
Currency translations, net	(67)	2,218	339	(732)	(675)
Inventory theft insurance receivable allowance	1,588	—	—	—	—

Income before income taxes, adjusted	6,915	(15,316)	(3,146)	(1,262)	2,090
Income tax expense (benefit), adjusted	2,759	(5,180)	(379)	(697)	675

Adjusted net income (loss)	$4,156	$(10,136)	$(2,767)	$(565)	$1,415

Adjusted earnings per share data
Adjusted net income (loss) per common share
Basic	$0.25	$(0.60)	$(0.16)	$(0.03)	$0.08
Diluted	$0.25	$(0.60)	$(0.16)	$(0.03)	$0.08

Weighted average common shares outstanding
Basic	16,787	16,787	16,787	16,809	16,809
Diluted	16,825	16,787	16,800	17,195	17,180

EBITDA	17,395	(36,999)	(61,140)	12,354	12,557
Asset impairments	—	29,276	69,498	—	300
Restructuring charges	2,504	4,710	657	1,700	1,692
Gain on repurchase of debt	—	—	—	(2,900)	(385)
Currency translations, net	(67)	2,218	339	(732)	(675)
Inventory theft insurance receivable allowance	1,588	—	—	—	—

Adjusted EBITDA	$21,420	$(795)	$9,354	$10,422	$13,489

%of net sales	7.9%	-0.4%	8.0%	9.2%	10.1%

Adjusted earnings per share data
Adjusted net income (loss) per common share Diluted EPS	$0.10	$(2.03)	$(3.86)	$0.02	$0.05
Asset impairments	—	1.15	3.64	—	0.01
Restructuring charges	0.09	0.19	0.03	0.04	0.07
Gain on repurchase of debt	—	—	—	(0.08)	(0.02)
Currency translations, net	(0.00)	0.09	0.02	(0.02)	(0.03)
Inventory theft insurance receivable allowance	0.06	—	—	—	—

Diluted Adjusted EPS	$0.25	$(0.60)	$(0.16)	$(0.03)	$0.08

Reconciliation of Fourth Quarter 2009 Earnings Target to GAAP
For the fourth quarter of 2009, the Company is currently targeting diluted Adjusted EPS to be in the range of $0.01 to $0.10 per share. On a GAAP basis, the Company is currently targeting diluted EPS to be in the range of ($0.10) to $0.10 per share.
Adjusted EPS is Net Income calculated on a diluted EPS basis excluding restructuring costs, gain on debt repurchases and foreign currency gains and losses recorded at our Canadian subsidiary.

*	Rounding differences may occur for various calculated amounts.

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COLEMAN CABLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Thousands)

	September 30,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,085	$16,328
Accounts receivable, less allowance for uncollectible accounts of $2,618 and $3,020, respectively	83,554	97,038
Inventories	73,642	73,368
Deferred income taxes	3,575	4,202
Assets held for sale	4,582	3,535
Prepaid expenses and other current assets	6,528	10,688

Total current assets	177,966	205,159

PROPERTY, PLANT AND EQUIPMENT, NET	52,733	61,443
GOODWILL	29,014	98,354
INTANGIBLE ASSETS	32,633	39,385
OTHER ASSETS	9,047	7,625

TOTAL ASSETS	$301,393	$411,966

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$33	$30,445
Accounts payable	27,001	27,408
Accrued liabilities	29,952	31,191

Total current liabilities	56,986	89,044

LONG-TERM DEBT	232,600	242,369
OTHER LONG-TERM LIABILITIES	3,653	4,046
DEFERRED INCOME TAXES	0	7,088
SHAREHOLDERS’ EQUITY:
Common stock, par value $0.001; 75,000 authorized; 17,180 and 16,787 issued and outstanding on September 30, 2009 and December 31, 2008	17	17
Additional paid-in capital	88,030	86,135
Accumulated deficit	(79,654)	(15,968)
Accumulated other comprehensive loss	(239)	(765)

Total shareholders’ equity	8,154	69,419

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$301,393	$411,966

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